Exhibit 10.1

SUBSCRIPTION ESCROW AGREEMENT

THIS SUBSCRIPTION ESCROW AGREEMENT dated as of August 3, 2020 (this “Agreement”), is entered into among Preferred Capital Securities, LLC (the “Dealer Manager”), Prospect Capital Corporation (the “Issuer”) and UMB Bank, National Association, a national banking association, as escrow agent (the “Escrow Agent”).

WHEREAS, the Issuer intends to raise cash funds from Investors (as defined below) pursuant to a public offering (the “Offering”) of up to 40,000,000 shares of preferred stock, having a purchase price of $25.00 per share of preferred stock (for an aggregate offering amount of $1,000,000,000), consisting of (i) shares of Series A1 Preferred Stock, par value $0.001 per share of the Issuer, (ii) shares of Series M1 Preferred Stock, par value $0.001 per share of the Issuer, (iii) shares of Series M2 Preferred Stock, par value $0.001 per share, of the Issuer (collectively, the “Securities”), pursuant to the registration statement on Form N-2 of the Issuer (No. 333-236415) (as amended, the “Offering Document”).

WHEREAS, the Escrow Agent is willing to accept appointment as escrow agent only for the express duties set forth herein.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

1.     Proceeds to be Escrowed. On or before the date the Issuer begins selling the Securities, the Issuer shall establish an escrow account with the Escrow Agent to be invested in accordance with Section 7 entitled “ESCROW ACCOUNT FOR THE BENEFIT OF INVESTORS OF A1/M1/M2 PREFERRED STOCK OF PROSPECT CAPITAL CORPORATION” (including such abbreviations as are required for the Escrow Agent’s systems) (the “Escrow Account”) with three separate subaccounts (an “A1 Subaccount”, a “M1 Subaccount”, and a “M2 Subaccount”). All checks, wire transfers and other funds received from subscribers of Securities via “Direct Registration Settlement” (as described in the Offering Document) (“Investors”) in payment for the Securities (“Investor Funds”) will be delivered to the Escrow Agent within one business day following the day upon which such Investor Funds are received by the Issuer or its agents, and shall, upon receipt by the Escrow Agent, be retained in escrow by the Escrow Agent. Upon receipt of any such Investor Funds, the Issuer or the Dealer Manager shall direct the Escrow Agent in writing whether such funds shall be deposited into the A1 Subaccount, the M1 Subaccount or the M2 Subaccount. In the absence of the receipt of such written direction, the Escrow Agent shall have no obligation to determine whether such Investor Funds shall be deposited into the A1 Subaccount, the M1 Subaccount or the M2 Subaccount. During the term of this Agreement, the Issuer or its agents shall cause all checks received by and made payable to it for payment for the Securities to be endorsed in favor of the Escrow Agent and delivered to the Escrow Agent for deposit in the Escrow Account.

The initial escrow period shall commence upon the effectiveness of this Agreement and shall continue until the Termination Date (as defined herein). The Escrow Account shall not be an interest-bearing account.

The Escrow Agent shall have no duty to make any disbursement, investment or other use of Investor Funds until and unless it has good and collected funds. If any checks deposited in the Escrow Account are returned or prove uncollectible after the funds represented thereby have been released by the Escrow Agent, then the Issuer shall promptly reimburse the Escrow Agent for any and all costs incurred for such. The Escrow Agent shall be under no duty or responsibility to enforce collection of any check delivered to it hereunder.

2.     Investors. Investors will be instructed by the Dealer Manager or any soliciting dealers retained by the Dealer Manager (the “Soliciting Dealers”) to remit the purchase price in the form of checks (“instruments of payment”) payable to the order of, or funds wired in favor of, “UMB BANK, N.A., ESCROW AGENT FOR PROSPECT CAPITAL CORPORATION.” Any checks made payable to a party other than the Escrow Agent shall be returned to the Dealer Manager or Soliciting Dealer that submitted the check.

If any subscription agreement for the purchase of Securities solicited by a Soliciting Dealer is rejected by the Issuer, then upon the Escrow Agent’s receipt of written notice from the Issuer or Dealer Manager of such rejection, the check for the purchase of Securities will be returned to the rejected subscriber within ten business days from the date of rejection. The Issuer and Dealer Manager shall provide any necessary documentation to the Escrow Agent, upon which it may rely, to enable the Escrow Agent to return amounts to rejected subscribers.

All Investor Funds deposited in the Escrow Account shall not be subject to any liens or charges by the Issuer or the Escrow Agent, or judgments or creditors’ claims against the Issuer, until and unless released to the Issuer as hereinafter provided. The Issuer understands and agrees that the Issuer shall not be entitled to any Investor Funds on deposit in the Escrow Account and no such funds shall become the property of the Issuer, or any other entity except as released to the Issuer pursuant to Section 3. The Escrow Agent will not use the information provided to it by the Issuer for any purpose other than to fulfill its obligations as Escrow Agent hereunder. The Escrow Agent will treat all Investor information as confidential; provided if the Escrow Agent is compelled—in the absence of a protective order or other remedy—to disclose the Investor information, the Escrow Agent may without liability disclose the Investor information that is required but must exercise commercially reasonable efforts (at the sole expense of the Issuer) to preserve the confidential treatment of the Investor Information. Despite the foregoing, however, nothing in this Agreement prohibits, prevents, or limits the Escrow Agent from disclosing any Investor information, without notice to or consent of the Issuer, if the disclosure is made to a supervisory or governmental authority or a self-regulatory organization in the course of any examination, inquiry, or audit of the Escrow Agent or Issuer or any of the Escrow Agent’s representatives or businesses.

3.     Disbursement of Funds. The Escrow Agent, upon receipt of an Escrow Release Notice, attached hereto as Exhibit C, shall periodically transfer any portion of the Investor Funds in the A1

Subaccount, the M1 Subaccount, and/or the M2 Subaccount to the Issuer or such other parties as set forth in the applicable Escrow Release Notice. The Escrow Agent shall effect such transfer by the close of business on the date the Escrow Agent receives the applicable Escrow Release Notice; provided, however, if the Escrow Agent receives the applicable Escrow Release Notice after 2pm Central Time, then the Escrow Agent shall effect such transfer by the close of business on the next succeeding business day after it receives such Escrow Release Notice. Notwithstanding the foregoing, if requested by the Escrow Agent, the Escrow Agent shall have no obligation to transfer Investor Funds to any party until after it has received an executed and valid IRS Form W-9, or valid substitute thereto, from such party.

Upon the Escrow Agent’s receipt of written notice that (i) the Issuer is abandoning the sale of the Securities; or (ii) the Securities and Exchange Commission or any other federal or state regulatory authority that a stop or similar order has been issued with respect to the Offering Document and has remained in effect for at least 20 days, the Escrow Agent shall return Investor Funds to Investors. The Issuer and Dealer Manager shall provide any necessary documentation to the Escrow Agent, upon which it may rely, to enable the Escrow Agent to return amounts to Investors.

4.    Term of Escrow. Unless otherwise extended, the “Termination Date” shall be the earliest of: (a) the date of the termination of the Dealer Manager Agreement entered into between the Issuer and Preferred Capital Securities, LLC on or about the date hereof related to the Offering, as specified by the Issuer in a written notice to the Escrow Agent; (b) the date the Escrow Agent receives written notice from the Issuer that all the Securities offered pursuant to the Offering Document are sold, (c) the date all funds held in the Escrow Account are distributed to the Issuer or to Investors pursuant to Section 3 and the Issuer has informed the Escrow Agent in writing to close the Escrow Account; (d) the date the Escrow Agent receives written notice from the Issuer that it is abandoning the sale of the Securities; and (e) the date the Escrow Agent receives notice from the Securities and Exchange Commission or any other federal or state regulatory authority that a stop or similar order has been issued with respect to the Offering Document and has remained in effect for at least 20 days. After the Termination Date, the Issuer and its agents shall not deposit, and the Escrow Agent shall not accept, any additional amounts representing payments by prospective Investors.

5.     Duty and Liability of the Escrow Agent. The sole duty of the Escrow Agent shall be to receive Investor Funds and subscription agreements and hold them subject to release, in accordance herewith, and the Escrow Agent shall be under no duty to determine whether the Issuer, the Dealer Manager or any Soliciting Dealer is complying with requirements of this Agreement, the Offering or applicable securities or other laws in tendering the Investor Funds to the Escrow Agent. No other agreement entered into between the parties, or any of them, shall be considered as adopted or binding, in whole or in part, upon the Escrow Agent notwithstanding that any such other agreement may be referred to herein or deposited with the Escrow Agent or the Escrow Agent may have knowledge thereof, including specifically but without limitation the Offering Document or any other document related to the Offering (including the subscription agreement and exhibits thereto), and the Escrow Agent’s rights and responsibilities shall be governed solely by this Agreement. The Escrow Agent shall not be responsible for or be required to enforce any of the terms or conditions of the Offering Document or any other document related to the Offering (including the subscription agreement and exhibits thereto) or other agreement between the Issuer and any other party. The Escrow Agent may conclusively rely upon and shall be protected in acting upon any statement, certificate, notice, request, consent, order or other document believed by it to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall have no duty or liability to verify any such statement, certificate, notice, request, consent, order or other document, and its sole responsibility shall be to act only as expressly set forth in this Agreement. Concurrent with the execution of this Agreement, the Issuer and the Dealer Manager shall each deliver to the Escrow Agent an authorized signers form in the form of Exhibit A or Exhibit A-1 to this Agreement, as applicable. The Escrow Agent shall be under no obligation to institute or defend any action, suit or proceeding in connection with this Agreement unless first indemnified to its satisfaction. The Escrow Agent may consult counsel of its own choice with respect to any question arising under this Agreement and the Escrow Agent shall not be liable for any action taken or omitted in good faith upon advice of such counsel. The Escrow Agent shall not be liable for any action taken or omitted by it in good faith except to the extent that a court of competent jurisdiction determines that the Escrow Agent’s gross negligence, bad faith, or willful misconduct was the primary cause of loss. The Escrow Agent is acting solely as escrow agent hereunder and owes no duties, covenants or obligations, fiduciary or otherwise, to any other person by reason of this Agreement, except as otherwise stated herein, and no implied duties, covenants or obligations, fiduciary or otherwise, shall be read into this Agreement against the Escrow Agent.  If any disagreement between any of the parties to this Agreement, or between any of them and any other person, including any Investor, resulting in adverse claims or demands being made in connection with the matters covered by this Agreement, or if the Escrow Agent is in doubt as to what action it should take hereunder, the Escrow Agent may, at its option, refuse to comply with any claims or demands on it, or refuse to take any other action hereunder, so long as such disagreement continues or such doubt exists, and in any such event, the Escrow Agent shall not be or become liable in any way or to any person for its failure or refusal to act, and the Escrow Agent shall be entitled to continue so to refrain from acting until (a) the rights of all interested parties shall have been fully and finally adjudicated by a court of competent jurisdiction, or (b) all differences shall have been adjudged and all doubt resolved by agreement among all of the interested persons, and the Escrow Agent shall have been notified thereof in writing signed by all such persons. Notwithstanding the foregoing, the Escrow Agent may in its discretion obey the order, judgment, decree or levy of any court, whether with or without jurisdiction and the Escrow Agent is hereby authorized in its sole discretion to comply with and obey any such orders, judgments, decrees or levies. If any controversy should arise with respect to this Agreement the Escrow Agent shall have the right, at its option, to institute an interpleader action in any court of competent jurisdiction to determine the rights of the parties. IN NO EVENT SHALL THE ESCROW AGENT BE LIABLE, DIRECTLY OR INDIRECTLY, FOR ANY SPECIAL, INDIRECT OR CONSEQUENTIAL LOSSES OR DAMAGES OF ANY KIND WHATSOEVER (INCLUDING WITHOUT LIMITATION LOST PROFITS), EVEN IF THE ESCROW AGENT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSSES OR DAMAGES AND REGARDLESS OF THE FORM OF ACTION. The parties hereto agree that the Escrow Agent has no role in the preparation of the Offering Document (including the subscription agreement and other exhibits thereto) and makes no representations or warranties with respect to the information contained therein or omitted therefrom. The Escrow Agent shall have no obligation, duty or liability with respect to compliance with any federal or state securities, disclosure or tax laws concerning the Offering Document or any other document related to the Offering (including the subscription agreement and other exhibits thereto) or the issuance, offering or sale of the Securities. The Escrow Agent shall have no duty or obligation to monitor the application and use of the Investor Funds once transferred to the Issuer, that being the sole obligation and responsibility of the Issuer.

6.     Escrow Agent’s Fee. The Escrow Agent shall be entitled to compensation for its services as stated in the fee schedule attached hereto as Exhibit B, which compensation shall be paid by the Issuer. The fee agreed upon for the services rendered hereunder is intended as full compensation for the Escrow Agent’s services as contemplated by this Agreement; provided, however, that if (a) the conditions for the disbursement of funds under this Agreement are not fulfilled, (b) the Escrow Agent renders any material service not contemplated in this Agreement, (c) there is any assignment of interest in the subject matter of this Agreement, (d) there is any material modification hereof, (e) any material controversy arises hereunder, or (f) the Escrow Agent is made a party to any litigation pertaining to this Agreement or the subject matter hereof, then the Escrow Agent shall be reasonably compensated for such extraordinary services and reimbursed for all reasonable costs and expenses, including reasonable attorney’s fees, occasioned by any delay, controversy, litigation or event, and the same shall be recoverable from the Issuer. The Issuer’s obligations under this Section 6 shall survive the resignation or removal of the Escrow Agent and the assignment or termination of this Agreement.

7.    Investment of Investor Funds. Investor Funds shall be deposited in the Escrow Account in accordance with Section 1 and held un-invested in the Escrow Account, which shall be non-interest bearing.

8.     Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (a) on the date of service if served personally on the party to whom notice is to be given, (b) on the day of transmission if sent by facsimile/email transmission bearing an authorized signature to the facsimile number/email address given below, and written confirmation of receipt is obtained promptly after completion of transmission, (c) on the day after delivery to Federal Express or similar overnight courier, or (d) on the fifth day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed, return receipt requested, to the party as follows:

If to the Issuer:

Prospect Capital Corporation
10 East 40th Street, 42nd Floor
New York, New York 10016
Attention: Russell Wininger, Sean Dailey, Nishil Mehta, Joseph Roth

with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West
New York, New York 10001
Attention: Michael Hoffman, Kenneth Burdon

If to the Dealer Manager:

Preferred Capital Securities, LLC
3284 Northside Parkway, NW, Suite 150
Atlanta, GA 30327
Email: bcho@prefcapitalsecurities.com
Attention: Brian Cho, Chief Compliance Officer

with a copy to:

Practus, LLP
2575 Peachtree Road NE, Unit 17B
Atlanta, GA 30305
Attention: Kirk Montgomery

If to Escrow Agent:

UMB Bank, National Association
928 Grand Blvd. 12th Floor
Mail Stop: 1011201
Kansas City, Missouri 64106
Attention: Lara Stevens, Corporate Trust & Escrow Services Dept.
Telephone: (816) 860-3017
Fax: (816) 860-3029
Email: lara.stevens@umb.com

Any party may change its address for purposes of this Section by giving the other party written notice of the new address in the manner set forth above.

9.     Indemnification of Escrow Agent. The Issuer and the Dealer Manager hereby agree to, jointly and severally, indemnify, defend and hold harmless the Escrow Agent from and against, any and all losses, liabilities and damages, reasonable costs and expenses, including, without limitation, reasonable counsel fees and expenses, which the Escrow Agent may suffer or incur by reason of any action, claim or proceeding brought against the Escrow Agent arising out of or relating in any way to this Agreement or any transaction to which this Agreement relates unless such loss, liability, cost, damage or expense is finally determined by a court of competent jurisdiction to have been primarily caused by the gross negligence or willful misconduct of the Escrow Agent. The terms of this Section shall survive the termination of this Agreement and the resignation or removal of the Escrow Agent.

10.     Successors and Assigns. Except as otherwise provided in this Agreement, no party hereto shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other parties hereto and any such attempted assignment without such prior written consent shall be void and of no force and effect. This Agreement shall inure to the benefit of and shall be binding upon the successors and permitted assigns of the parties hereto. Any corporation or association into which the Escrow Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer all or substantially all of its corporate trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which the Escrow Agent is a party, shall be and become the successor Escrow Agent under this Agreement and shall have and succeed to the rights, powers, duties, immunities and privileges as its predecessor, without the execution or filing of any instrument or paper or the performance of any further act.

11.     Governing Law; Jurisdiction. This Agreement is governed by and shall be construed and interpreted in accordance with the laws of the State of New York without giving effect to the conflict of laws principles thereof. The parties irrevocably and unconditionally submit to the exclusive jurisdiction of the federal and state courts located in the Borough of Manhattan, City, County and State of New York, for any proceedings commenced regarding this Agreement. The parties irrevocably submit to the jurisdiction of such courts for the determination of all issues in such proceedings and irrevocably waive any objection to venue or inconvenient forum for any proceeding brought in any such court. The parties irrevocably and unconditionally waive any right to trial by jury with respect to any proceeding relating to this Agreement.

12.     Severability. If any provision of this Agreement is declared by any court or other judicial or administrative body to be null, void, or unenforceable, said provision shall survive to the extent it is not so declared, and all of the other provisions of this Agreement shall remain in full force and effect.

13.     Amendments; Waivers. This Agreement may be amended or modified, and any of the terms, covenants, representations, warranties, or conditions hereof may be waived, only by a written instrument executed by the parties hereto, or in the case of a waiver, by the party waiving compliance. Any waiver by any party of any condition, or of the breach of any provision, term, covenant, representation, or warranty contained in this Agreement, in any one or more instances, shall not be deemed to be nor construed as further or continuing waiver of any such condition, or of the breach of any other provision, term, covenant, representation, or warranty of this Agreement. The Issuer and the Dealer Manager agree that any requested waiver, modification or amendment of this Agreement shall be consistent with the terms of the Offering.

14.     Entire Agreement. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the escrow contemplated hereby and supersedes and replaces all prior and contemporaneous agreements and understandings, oral or written, with regard to such escrow.

15.     Section Headings. The section headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

16.     Counterparts. This Agreement may be executed (including by facsimile transmission) with counterpart signature pages or in counterparts, each of which shall be deemed an original, but all of which shall constitute the same instrument. Copies, telecopies, facsimiles, electronic files and other reproductions of original executed documents shall be deemed to be authentic and valid counterparts of such original documents for all purposes, including the filing of any claim, action or suit in the appropriate court of law. The parties hereto agree that the transactions described herein may be conducted and related documents may be stored by electronic means.

17.     Resignation. The Escrow Agent may resign upon 30 days’ advance written notice to the parties hereto. If a successor escrow agent is not appointed by the Issuer within the 30-day period following such notice, the Escrow Agent may petition any court of competent jurisdiction to name a successor escrow agent, or may interplead the Investor Funds with such court, whereupon the ruling of the court will determine with respect to the petition Escrow Agent’s duties hereunder shall terminate.

18.    References to Escrow Agent. Other than the Offering Document, any of the other documents related to the Offering (including the subscription agreement and exhibits thereto) and any amendments thereof or supplements thereto, no printed or other matter in any language (including, without limitation, notices, reports and promotional material) which mentions the Escrow Agent’s name or the rights, powers, or duties of the Escrow Agent shall be issued by the Issuer or the Dealer Manager, or on the Issuer’s or the Dealer Manager’s behalf, unless the Escrow Agent shall first have given its specific written consent thereto. Notwithstanding the foregoing, any amendment or supplement to the Offering Document or any other document related to the Offering (including the subscription agreement and exhibits thereto) that revises, alters, modifies, changes or adds to the description of the Escrow Agent or its rights, powers or duties hereunder shall not be issued by the Issuer or the Dealer Manager, or on the Issuer’s or the Dealer Manager’s behalf, unless the Escrow Agent has first given specific written consent thereto.

19.    Regulatory Compliance. The Issuer and the Dealer Manager shall provide to the Escrow Agent upon the execution of this Agreement any documentation requested and any information reasonably requested by the Escrow Agent to comply with the USA Patriot Act of 2001, as amended from time to time and the Bank Secrecy Act, as amended from time to time.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed the date and year first set forth above.

PROSPECT CAPITAL CORPORATION

By:/s/ Grier Eliasek
Name: Grier Eliasek
Title: President & Chief Operating Officer

PREFERRED CAPITAL SECURITIES, LLC

By:/s/ Brian Cho
Name: Brian Cho
Title: Chief Compliance Officer

UMB BANK, NATIONAL
ASSOCIATION, as Escrow Agent

By:/s/ Lara L. Stevens
Name: Lara L. Stevens
Title: Vice President

Exhibit A

CERTIFICATE AS TO AUTHORIZED SIGNATURES

The specimen signatures shown below are the specimen signatures of the individuals who have been designated as Authorized Representatives of Prospect Capital Corporation and are authorized to initiate and approve transactions of all types for the above-mentioned account on behalf of Prospect Capital Corporation

Name/Title	Specimen Signature
Grier Eliasek President & Chief Operating Officer	/s/ Grier Eliasek Signature

Kristin Van Dask Chief Financial Officer, Chief Compliance Officer & Secretary	/s/ Kristin Van Dask Signature

_______________________________ Signature

_______________________________ Signature

Exhibit A-1

CERTIFICATE AS TO AUTHORIZED SIGNATURES
The specimen signatures shown below are the specimen signatures of the individuals who have been designated as Authorized Representatives of Preferred Capital Securities, LLC and are authorized to initiate and approve transactions of all types for the above-mentioned account on behalf of Preferred Capital Securities, LLC.

Name/Title	Specimen Signature
Jeff Smith Chief Executive Officer	/s/ Jeff Smith Signature

Brian Cho Chief Compliance Officer	/s/ Brian Cho Signature

Greg Mausz Chief Operating Officer	/s/ Greg Mausz Signature

Alex Evans Vice President of Operations	/s/ Alex Evans Signature

Exhibit B

ESCROW FEES AND EXPENSES

Annual Fee
Annual Escrow Agent                        $30,000

Annual Fee will be payable upon the effectiveness of this agreement and will be billed annually in advance thereafter. Other fees and expenses will be billed as incurred.
Fees specified are for the regular, routine services contemplated by this Agreement, and any additional or extraordinary services, including, but not limited to disbursements involving a dispute or arbitration, or administration while a dispute, controversy or adverse claim is in existence, will be charged based upon time required at the then standard hourly rate.

Exhibit C

FORM OF ESCROW RELEASE NOTICE

Date:

UMB Bank, National Association
928 Grand Blvd. 12th Floor
Mail Stop: 1011201
Kansas City, MO 64106

Ladies and Gentlemen:

In accordance with the terms of Section 3 of the Subscription Escrow Agreement dated as of February 14, 2017 (as the same may be amended from time to time, the “Escrow Agreement”), among Prospect Capital Corporation (the “Issuer”), Preferred Capital Securities, LLC (the “Dealer Manager”) and UMB Bank, National Association (the “Escrow Agent”), the Issuer and the Dealer Manager hereby notify the Escrow Agent that the ________ closing will be held on ___________ for gross proceeds of $_________.

PLEASE DISTRIBUTE FUNDS BY WIRE TRANSFER (or as indicated) AS FOLLOWS
(wire instructions attached) from the A1 Subaccount:

$
$

PLEASE DISTRIBUTE FUNDS BY WIRE TRANSFER (or as indicated) AS FOLLOWS
(wire instructions attached) from the M1 Subaccount:

$
$

Very truly yours,

PROSPECT CAPITAL CORPORATION,
as the Issuer

By:
    Name:
    Title:

PREFERRED CAPITAL SECURITIES, LLC,
as the Dealer Manager

By:
    Name:
Title: